Exhibit 99.1

CONTACT: Barry H. Bass Chief Financial Officer (301) 986-9200 bbass@first-potomac.com	First Potomac Realty Trust 7600 Wisconsin Avenue 11th Floor Bethesda, MD 20814 www.first-potomac.com
FOR IMMEDIATE RELEASE
FIRST POTOMAC REALTY TRUST REPORTS
FIRST QUARTER 2009 RESULTS
Highlights:
First Quarter 2009
•	Reports Funds From Operations of $14.8 million, or $0.53 per diluted share; $10.5 million, or $0.38 per diluted share, excluding gains on the retirement of debt.

•	Realizes gains on the retirement of debt of $4.3 million, or $0.15 per diluted share.

•	Executes 657,000 square feet of leases.

•	Same-property net operating income increases 4.7% on a GAAP basis and 5.9% on a cash basis.
BETHESDA, MD (April 28, 2009) — First Potomac Realty Trust (NYSE: FPO), a self-administered, self-managed real estate investment trust that focuses on owning, developing, redeveloping and operating industrial properties and business parks in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three months ended March 31, 2009.
The Company’s funds from operations (“FFO”) for the first quarter of 2009 were $14.8 million, or $0.53 per diluted share ($0.38 per diluted share, excluding gains on the retirement of debt), compared to $10.8 million, or $0.43 per diluted share ($0.38 per diluted share, excluding gains on the retirement of debt), during the first quarter of 2008. The Company’s net income for the first quarter of 2009 increased to $5.0 million, or $0.18 per diluted share, compared with net income of $1.2 million, or $0.05 per diluted share, for the first quarter of 2008. The implementation of Financial Accounting Standards Board Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement) resulted in a reduction in both net income and FFO of $0.9 million, or $0.03 per diluted share, and $1.1 million, or $0.05 per diluted share, for the three months ended March 31, 2009 and 2008, respectively. During the first quarter of 2009, the Company retired $17.0 million of its Exchangeable Senior Notes at a 30.8% weighted average discount, resulting in a net gain of $4.3 million, or $0.15 per diluted share.
“In the first quarter of 2009, we continued to improve our operations and our financial flexibility,” stated Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust. “Our strong lease execution in 2008 is reflected in our first quarter results, and occupancy levels remain a top priority for us. In terms of our balance sheet, we are in a solid and improving position as we continue to reduce our debt levels and conserve capital to enhance our financial liquidity. We are well-positioned in the DC region, and are confident in our strategic direction in this challenging economic environment. We remain focused on generating improved cash flows and have taken the right steps to position the Company to pursue opportunistic growth and enhance shareholder value.”

The Company’s wholly-owned portfolio (excludes RiversPark II, which was 100% leased and occupied) was 87.5% leased and 86.1% occupied at March 31, 2009. A list of the Company’s properties, as well as additional information regarding the Company’s results of operations can be found in the Company’s First Quarter 2009 Supplemental Financial Report, which is posted on the Company’s website, www.first-potomac.com.
Leasing Activity
During the first quarter of 2009, the Company executed 657,000 square feet of leases, consisting of 144,000 square feet of new leases and 513,000 square feet of renewal leases. Significant leases included 34,000 square feet at Interstate Plaza in Northern Virginia, 33,000 square feet at Diamond Hill Distribution Center and 19,000 square feet at Chesterfield Business Center in Southern Virginia. Rent is expected to commence for all the new leases by the end of the third quarter of 2009. The Company executed 513,000 square feet of renewal leases in the quarter, representing an 80% retention rate. Renewal leases in the quarter include 153,000 square feet at Diamond Hill Distribution Center, 123,000 square feet at River’s Bend Center, 51,000 square feet at Newington Business Park Center and 40,000 square feet at Lafayette Business Park.
Same-Property Operations
Same-property net operating income (“Same-Property NOI”) increased $0.9 million, or 4.7%, for the three months ended March 31, 2009 compared to the same period in 2008. The increase in Same-Property NOI is attributable to the Company’s successful 2008 leasing year. The Company’s Southern Virginia region experienced a 13.2% increase in Same-Property NOI, which was primarily the result of leasing several large spaces at Diamond Hill Distribution Center and Norfolk Commerce Park and an increase in rental rates throughout the region. The Company’s Northern Virginia region experienced Same-Property NOI growth of 7.8% as a result of an increase in occupancy and rental rates. These increases were partially offset by a decrease in Same-Property NOI of 6.5% for the Maryland region, which experienced a decrease in occupancy and expense increases from higher snow removal costs during the first quarter of 2009 compared to the same period in 2008. Total same-property operating expenses increased due to higher utility costs and higher property assessments that resulted in higher real estate tax rates, primarily associated with properties in Northern Virginia.
Liquidity and Financing Activity
As of March 31, 2009, approximately $38 million, or 6.1%, of the Company’s debt matures prior to January 1, 2011. Of the maturing amount, $14 million matures in 2009 and $24 million matures in 2010, with $17 million of that amount maturing in December 2010. The above figures do not include the Company’s two secured term loans and its unsecured revolving credit facility, which all mature in 2010, but have one-year extensions that are exercisable at the Company’s options. The Company fully intends to exercise its extension option on the applicable debt instruments.
Balance Sheet
The Company had $628.3 million of debt outstanding at March 31, 2009. Of the total debt outstanding, $432.9 million was fixed-rate debt with a weighted average effective interest rate of 5.6% and a weighted average maturity of 4.3 years. The Company had $94.9 million of variable-rate term debt, which was hedged through various interest rate swap agreements that fixed the loans’ respective interest rates. These loans had a weighted average effective interest rate of 4.8% and a weighted average maturity of 2.4 years. At March 31, 2009, the Company’s exposure to variable interest rates consisted of borrowings of $85.5 million on its unsecured revolving credit facility and $15.0 million on a secured term loan. These obligations had a weighted average interest rate of 1.9% and a maturity of 2.1 years. The Company’s interest coverage ratio was 2.3 times for the quarter ended March 31, 2009.

Dividends
On April 28, 2009, the Company declared a dividend of $0.20 per common share, equating to an annualized dividend of $0.80 per share. The dividend will be paid on May 15, 2009, to common shareholders of record as of May 8, 2009.
Earnings and FFO Guidance
The Company reaffirmed its full-year FFO guidance for 2009 of $1.55 to $1.80 per diluted share.
Investor Conference Call and Webcast
First Potomac Realty Trust will host a conference call on Wednesday, April 29, 2009 at 10:00 a.m. ET, to discuss first quarter results. The number to call for this interactive teleconference is (303) 262-2130. A replay of the conference call will be available through May 6, 2009, by dialing (303) 590-3000 and entering the confirmation number, 11129106 when prompted for the pass code.
A live broadcast of the conference call will also be available online and can be accessed from the Investor Information page of the Company’s website, www.first-potomac.com, on Wednesday, April 29, 2009, beginning at 10:00 a.m. ET. An online replay will be available on the above site shortly after the call and will continue for 90 days.
About First Potomac Realty Trust
First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, developing, redeveloping and operating industrial properties and business parks in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company’s portfolio totals approximately 12 million square feet. The Company’s largest tenant is the U.S. Government, which along with government contractors, accounts for approximately 20% of the Company’s revenue.
Non-GAAP Financial Measures
Funds from Operations - Funds from operations represents net income before minority interests (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures and gains or losses on the sale of property. The Company also excludes, from its FFO calculation, any depreciation and amortization related to third parties from its consolidated joint venture. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.
The Company’s presentation of FFO in accordance with the NAREIT white paper, or as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s FFO calculations are reconciled to net income in the Company’s Consolidated Statements of Operations included in this release.
NOI - The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of the Company’s property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, developing, redeveloping and operating industrial properties and business parks, and provides a prospective not immediately apparent from net income or FFO. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.
Same-Property NOI - The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.
Forward Looking Statements
The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

FIRST POTOMAC REALTY TRUST
Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008
Revenues:
Rental	$27,027	$24,666
Tenant reimbursements and other	6,599	5,475

Total revenues	33,626	30,141

Operating expenses:
Property operating	8,317	6,705
Real estate taxes and insurance	3,313	2,917
General and administrative	2,956	2,701
Depreciation and amortization	10,046	9,239

Total operating expenses	24,632	21,562

Operating income	8,994	8,579

Other expenses (income):
Interest expense	8,327	9,550
Interest and other income	(139)	(131)
Equity in losses of affiliate	7	—
Gain on early retirement of debt	(4,339)	(1,395)

Total other expenses	3,856	8,024

Income from continuing operations	5,138	555

Discontinued operations:
Income from operations of disposed property	—	685
Income attributable to noncontrolling interests	—	(22)

Income from discontinued operations	—	663

Net income	5,138	1,218

Less: Net income attributable to noncontrolling interests	(141)	(17)

Net income attributable to First Potomac Realty Trust	$4,997	$1,201

Depreciation and amortization:
Real estate assets	10,046	9,239
Discontinued operations	—	281
Unconsolidated joint venture	14	—
Consolidated joint venture	(373)	—
Net income attributable to noncontrolling interests	141	39

Funds from operations (FFO)	$14,875	$10,760

Net income attributable to First Potomac Realty Trust per share — basic and diluted:
Income from continuing operations	$0.18	$0.02
Income from discontinued operations	—	0.03

Net income	$0.18	$0.05

Weighted average common shares outstanding — basic	26,999	24,097
Weighted average common shares outstanding — diluted	27,029	24,135

FFO per share — basic and diluted	$0.53	$0.43
FFO per share — diluted, excluding gain on early retirement of debt	$0.38	$0.38
Weighted average common shares and units outstanding — basic	27,772	24,882
Weighted average common shares and units outstanding — diluted	27,801	24,920

FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets
(Amounts in thousands, except per share amounts)

	March 31, 2009	December 31, 2008
	(unaudited)
Assets:
Rental property, net	$967,970	$994,913
Cash and cash equivalents	8,302	16,352
Escrows and reserves	10,783	8,808
Accounts and other receivables, net of allowance for doubtful accounts of $1,268 and $935, respectively	7,631	6,872
Accrued straight-line rents, net of allowance for doubtful accounts of $697 and $575, respectively	9,125	8,727
Investment in affiliate	2,004	—
Deferred costs, net	17,514	17,165
Prepaid expenses and other assets	5,588	6,365
Intangible assets, net	17,669	21,047

Total assets	$1,046,586	$1,080,249

Liabilities:
Mortgage loans	$303,126	$322,846
Exchangeable senior notes, net	64,661	80,435
Senior notes	75,000	75,000
Secured term loans	100,000	100,000
Unsecured revolving credit facility	85,500	75,500
Financing obligation	4,260	11,491
Accounts payable and other liabilities	18,009	18,022
Accrued interest	4,163	2,491
Rents received in advance	6,209	4,812
Tenant security deposits	5,086	5,243
Deferred market rent, net	7,198	8,489

Total liabilities	673,212	704,329

Noncontrolling interests (redemption value of $5,679 and $7,186, respectively)	10,543	10,627

Shareholders’ equity:
Common shares, $0.001 par value, 100,000 shares authorized; 27,455 and 27,353 shares issued and outstanding, respectively	27	27
Additional paid-in capital	485,356	484,825
Accumulated other comprehensive loss	(2,514)	(3,823)
Dividends in excess of accumulated earnings	(120,038)	(115,736)

Total shareholders’ equity	362,831	365,293

Total liabilities and shareholders’ equity	$1,046,586	$1,080,249

FIRST POTOMAC REALTY TRUST
Same-Property Analysis
(unaudited, dollars in thousands)

	Three Months Ended March 31,
	2009	2008
Total base rent	$25,879	$24,666
Tenant reimbursements and other	6,048	4,898
Property operating expenses	(7,510)	(6,398)
Real estate taxes and insurance	(3,221)	(2,914)

Same-Property(1)(2) NOI — accrual basis	21,196	20,252

Straight-line revenue, net	(34)	(224)
Deferred market rental revenue, net	(423)	(449)

Same-Property (1)(2) NOI — cash basis	$20,739	$19,579

Change in Same-Property NOI — accrual basis	4.7%
Change in Same-Property NOI—cash basis	5.9%

Changes in Same-Property NOI—accrual basis
Rental revenue increase	$1,213
Tenant reimbursement and other increase	1,150
Expense increase	(1,419)

	$944

Same-property percentage of total portfolio (sf)	95.7%

	Three months Ended March 31,
Reconciliation of Consolidated NOI to Same—Property NOI	2009	2008
Total revenues	$33,626	$30,141
Property operating expenses	(8,317)	(6,705)
Real estate taxes and insurance	(3,313)	(2,917)

NOI	21,996	20,519

Less: Non-same property NOI(3)	(800)	(267)

Same-Property (1)(2) NOI — accrual basis	21,196	20,252

Straight-line revenue, net	(34)	(224)
Deferred market rental revenue	(423)	(449)

Same-Property(1)(2) NOI—cash basis	$20,739	$19,579

(1)	Same property comparisons are based upon those properties owned for the entirety of the periods presented. Same property results exclude the results of the following non same-properties: Alexandria Corporate Park, Triangle Business Center and RiversPark I and II.

(2)	Excludes a 76,000 square foot redevelopment building at Ammendale Commerce Center, which was placed in service during the fourth quarter of 2008, and a 57,000 square foot space at Interstate Plaza that is currently under redevelopment.

(3)	Non-same property NOI has been adjusted to reflect a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes.